                                                                  EXECUTION COPY

                           CO-ADMINISTRATION AGREEMENT

     Agreement dated as of March 18, 2002 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and the Credit Suisse Funds listed and defined in SCHEDULE A (the "Funds").

     WHEREAS, each of the Funds listed on SCHEDULE A is registered as an open-end management investment company (or is a series of such registered company) under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Funds desire to retain the Administrator to furnish certain administrative services to the Funds, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

     The Funds hereby appoint the Administrator to act as administrator with respect to the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

     In the event that the Funds wish to retain the Administrator to act as administrator hereunder with respect to additional portfolios or funds ("Additional Funds") hereinafter established by the Funds or by other management investment companies that are advised by Credit Suisse Asset Management, LLC, the Administrator shall be notified in writing by the Additional Fund. Upon written acceptance by the Administrator, such Additional Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Funds) may be modified with respect to each Additional Fund in writing by the Additional Fund and the Administrator at the time of the addition of the Additional Fund.

2.   DELIVERY OF DOCUMENTS

     Each Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

     a. The Fund's Articles of Incorporation or Declaration of Trust, as the case may be, ("charter") and by-laws;

     b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all portfolios and all amendments and supplements thereto as in effect from time to time;

     c. Certified copies of the resolutions of the Board of Directors or Trustees, as the case may be, of the Fund (the "Board") authorizing
          (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

     d. A copy of the investment advisory agreement between the Fund (or portfolio(s) thereof) and its investment adviser; and

     e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

     The Administrator represents and warrants to each Fund that:

     a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

     b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts; it has all necessary licenses and approvals in order to enter into and perform this Agreement and will maintain such in effect for the duration of this Agreement;

     c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with its declaration of trust or by-laws or any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.   REPRESENTATIONS AND WARRANTIES OF EACH FUND

     Each Fund severally represents and warrants to the Administrator that:

     a. It is a corporation or a trust, duly organized, existing and, if a corporation, in good standing under the laws of the state of its organization;

     b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

     c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

     d.   It is an investment company registered under the 1940 Act;

     e. A registration statement under the 1933 Act and 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

     f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

     g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

     h. As of the close of business on the date of this Agreement, each Fund is authorized to issue shares of stock or beneficial interest, as the case may be, and it will offer shares, in the authorized amounts.

5.   ADMINISTRATION SERVICES

     The Administrator shall provide the following service, in each case, subject to the control, supervision and direction of the respective Funds and the review and comment by such Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Funds and the Administrator:

     a. Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

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     b.   Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

     c. Review the calculation, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses, calculate expense ratios and recommend expense adjustments;

     d. Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements, prospectuses, statements of additional information, and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

     e. Prepare for review by an officer of and legal counsel for the Fund the Fund's periodic reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

     f. Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

     g. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

     h. Oversee and review calculations of fees paid by the Fund (or out of the advisory fee) to the Fund's investment adviser, any sub-adviser, co-administrator, distributor, custodian, Transfer Agent, and other service providers;

     i. Consult with the Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Fund;

     j. Refer to the Fund's officers or Transfer Agent, shareholders inquiries relating to the Fund;

     k. Provide monthly testing of portfolios to assist the Fund in complying with Internal Revenue Code mandatory qualification requirements, and daily testing of portfolios to assist the Fund in complying with the requirements of the 1940 Act and Fund prospectus/statement of additional information limitations as may be mutually agreed upon;

     l.   Review and provide assistance on shareholder communications;

     m. File shareholder reports with the appropriate regulatory agencies; review text of letters to shareholders and "Management's Discussion of Fund Performance" (which shall also be subject to review by the Fund's legal counsel);

     n. Prepare and furnish the Fund (at the Fund's request) with portfolio turnover rate and performance information (including total return information), including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested;

     o. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

     p. Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;

     q. Counsel and assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters;

     r.   Attend Board meetings at the request of Fund officers;

     s.   Prepare and file with the SEC Rule 24f-2 notices;

     t.   Prepare quarterly broker security transactions summaries; and

     u. Provide such services ancillary to the above as are typically provided by administrators to investment companies which are agreed to by all parties hereto.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

         The Administrator shall receive from each respective Fund such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the FEE SCHEDULE set forth in SCHEDULE B to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for its reasonable out-of-pocket costs listed on Schedule B incurred in connection with this Agreement.

         Each Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund's behalf at the Fund's request or with the Fund's consent.

         Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Funds, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Funds directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director, trustee or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Funds' tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's net asset value.

         The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Funds for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.   INSTRUCTIONS AND ADVICE

         The Administrator shall not rely on oral instructions from the Funds, but if such oral instructions are delivered, the Administrator shall require such instructions to be confirmed in writing by telecopy or by e-mail immediately on the same day as the oral instructions are delivered. At any time, the Administrator may apply to any officer of the respective Fund for further written instructions and may consult with its own legal counsel or outside counsel for the Funds or the independent accountants for the Funds at the expense of such Funds, with prior approval of the Funds, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the respective Fund, for any action taken or omitted by it in good faith in reliance upon any such written instructions or advice reasonably believed by it to be genuine and to have been signed by, or transmitted from, the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Funds. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.   STANDARD OF CARE AND INDEMNIFICATION

         The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Fund insofar as such loss, damage or expense arises SOLELY from the performance of the Administrator's duties hereunder in reasonable reliance upon records that were maintained for the Fund by entities other than the Administrator prior to the Administrator's appointment as administrator for the Fund. For the avoidance of doubt, it shall be reasonable for the Administrator to rely on prior tax elections, prior total returns, and such schedules as are typically prepared by administrators, such as prior paid schedules and other amortization schedules that are provided to the Administrator and not prepared by the Administrator. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damage arising out of any act or failure to act hereunder. In any event, however, notwithstanding the foregoing, the Administrator's cumulative liability for any calendar year, regardless of the form of action or legal theory, shall be limited to such amounts as may be agreed upon from time to time between the parties hereto.

          The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, as long as the Administrator maintains back-up systems and disaster recovery plans appropriate to its activities.

          Each Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in the connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any written instructions reasonably believed by it to have been duly authorized by the respective Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct and that no Fund nor series thereof shall be responsible for the obligations of, or indemnification by, any other Fund or series thereof.

          The indemnification contained herein shall survive the termination of this Agreement.

9.  CONFIDENTIALITY

          The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession or to which it has access relating to the Funds, their shareholders and shareholder accounts and will not disclose the same to any person except at the request of or with the written consent of the respective Fund. This provision shall survive any termination of this Agreement.

10.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS; OTHER

          The Funds assume full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Funds shall at all times remain the property of the respective Funds, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Funds pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940

Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

          The Administrator has and will maintain in effect for the term of this Agreement insurance coverage covering its activities as administrator of investment funds in such amount as is reasonable under the circumstances.

          The Administrator has and will maintain during the term of this Agreement back-up systems and disaster recovery plans appropriate for its activities as administrator of the Funds.

11.  SERVICES NOT EXCLUSIVE

          The services of the Administrator to the Fund are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein authorized by the Funds from time to time, have no authority to act or represent the Funds in any way or otherwise be deemed an agent of the Funds.

12.  TERM, TERMINATION AND AMENDMENT

          (a) This Agreement shall become effective on the date of its execution and shall remain in full force and effect for a period of one year from the effective date (the "Initial Term") and shall automatically renew year to year thereafter (each a "Renewal Term", unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term.

          (b) Notwithstanding any provision to the contrary herein, after a period of three years from the effective date of the Agreement, either party may terminate this Agreement at any time upon at least ninety (90) days' prior written notice to the other party. Termination of this Agreement with respect to any given Fund (or portfolio thereof) shall in no way affect the continued validity of this Agreement with respect to any other Fund (or portfolio thereof).

          (c) Upon termination of this Agreement, the Funds shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

          (d) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.  NOTICES

          Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Funds: c/o Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, NY 10017, Attn: Hal Liebes, General Counsel, (212) 875-3779, fax: (212)
646) 658-0817; if to the Administrator: State Street Bank and Trust Company, One Federal Street, 9th Floor, Boston, Massachusetts 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662-3805.

14.  NON-ASSIGNABILITY

          This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may, upon at least ninety (90) days' prior notice to the Funds, assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.  SUCCESSORS

          This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

16.  ENTIRE AGREEMENT

          This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.  WAIVER

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.  SEVERABILITY

          If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other person and circumstances.

19.      GOVERNING LAW

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.      REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                EACH OF THE CREDIT SUISSE ASSET MANAGEMENT FUNDS LISTED ON EXHIBIT A ANNEXED HERETO

                                By: /s/ Hal Liebes
                                   -------------------------
                                Name: Hal Liebes
                                Title: Secretary

                                STATE STREET BANK AND TRUST COMPANY

                                By: /s/ Alan D. Greene
                                   -------------------------
                                Name: Alan D. Greene
                                Title: Executive Vice President

CREDIT SUISSE FUNDS
ADMINISTRATION AGREEMENT


                                   SCHEDULE A

AUGUST 31 FISCAL YEAR END FUNDS ("AUGUST 31 FUNDS")

Credit Suisse European Equity Fund, Inc.
Credit Suisse Global Financial Services Fund, Inc.
Credit Suisse Global Health Sciences Fund, Inc.
Credit Suisse Global New Technologies Fund, Inc.
Credit Suisse Global Technology Fund, Inc.
Credit Suisse Institutional Fixed Income Fund, Inc.
Credit Suisse Institutional High Yield Fund, Inc.
Credit Suisse Institutional International Fund, Inc.
Credit Suisse Institutional U.S. Core Equity Fund, Inc.
Credit Suisse Municipal Bond Fund, Inc.
Credit Suisse Select Equity Fund, Inc.
Credit Suisse Short Duration Fund


OCTOBER 31 FISCAL YEAR END FUNDS ("OCTOBER 31 FUNDS")

Credit Suisse Balanced Fund, Inc.
Credit Suisse Capital Appreciation Fund
Credit Suisse Capital Funds
            Credit Suisse Blue Chip Fund
            Credit Suisse Large Cap Value Fund
            Credit Suisse Small Cap Value Fund
Credit Suisse Emerging Growth Fund, Inc.
Credit Suisse Emerging Markets Fund, Inc.
Credit Suisse Fixed Income Fund
Credit Suisse Global Fixed Income Fund, Inc.
Credit Suisse Global Post-Venture Capital Fund, Inc.
Credit Suisse Institutional Fund, Inc.
            Capital Appreciation Portfolio
            International Focus Portfolio
            Investment Grade Fixed Income Portfolio
            Large Cap Value Portfolio
            Select Equity Portfolio
            Small Cap Growth Portfolio
            Small Cap Value Portfolio
Credit Suisse International Equity Fund, Inc.
Credit Suisse International Focus Fund, Inc.
Credit Suisse International Small Company Fund, Inc.
Credit Suisse Investment Grade Bond Fund, Inc.
Credit Suisse Japan Growth Fund, Inc.
Credit Suisse Japan Small Cap Fund, Inc.
Credit Suisse New York Municipal Fund
Credit Suisse Opportunity Funds
            Credit Suisse High Income Fund
            Credit Suisse International Fund
            Credit Suisse Municipal Money Fund

            Credit Suisse U.S. Government Money Fund
Credit Suisse Select Funds
            Credit Suisse Technology Fund
Credit Suisse Small Cap Growth Fund, Inc.
Credit Suisse Strategic Small Cap Fund, Inc.
Credit Suisse Strategic Value Fund, Inc.

DECEMBER 31 FISCAL YEAR END FUNDS ("DECEMBER 31 FUNDS")
Credit Suisse Cash Reserve Fund, Inc.
Credit Suisse Institutional Money Market Fund, Inc.
            Government Portfolio
            Prime Portfolio
Credit Suisse New York Tax Exempt Fund, Inc.
Credit Suisse Trust
            Blue Chip Portfolio
            Emerging Growth Portfolio
            Emerging Markets Portfolio
            Global Post-Venture Capital Portfolio
            Global Technology Portfolio
            High Yield Portfolio
            International Focus Portfolio
            Large Cap Value Portfolio
            Small Cap Growth Portfolio
            Small Cap Value Portfolio
            Strategic Small Cap Portfolio

                               STATE STREET
                 THE CREDIT SUISSE FUNDS LISTED ON SCHEDULE A
          COMBINED U.S. ACCOUNTING AND ADMINISTRATION FEE SCHEDULE

ASSET FEE


FUND NET ASSETS                     ANNUAL FEES PER PORTFOLIO
---------------                     -------------------------
First $5 Billion                    5.0 BP
Next $5 Billion                     3.5 BP
Excess                              2.0 BP


Total net assets of all Funds will be used to calculate the fee by multiplying the net assets of the Funds in aggregate by the basis point fees in the above schedule.

Minimum Fee

The minimum fee for the complex of 50 Funds and 125 classes (the net asset of which is calculated by State Street Bank and Trust Company) will be $3,350,000. Additional Funds and classes will be charged at a rate of $50,000 per Fund and $10,000 per additional class. The greater of the basis point fee or the minimum fee will be accrued to each Fund based on the pro-rata total net asset value of each Fund.

OUT OF POCKET EXPENSES

To the extent not paid by the Funds includes but may not be limited to:

- Supplies related to Entity records
- Travel and lodging for board and operations meetings

VALUATION FEE


SOURCE                                                      MONTHLY QUOTE CHARGE
------                                                      ---------------------

Municipal Bonds via Kenny/S&P or Muller Data                $16
Corporate, Municipal, Convertible, Government
  Bonds and Adjustable Rate Preferred Stocks via IDSI       $13
Government, Corporate Bonds via Kenny/S&P or Muller         $11
Government, Corporate and Convertible Bonds via Merrill
  Lynch                                                     $11
Foreign Bonds via Extel                                     $10
Options, Futures and Private Placements                     $6
Listed Equities (including International) and OTC Equities  $6


For billing purposes, the monthly quote charge will be based on the number of positions in each portfolio at month end.

SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. These services include, but are not limited to, the following: self directed securities lending, linkages/feeds with third party lending agents, development of customized reports, and access to State Street systems.

Fees for preparation of financial statements other than those listed in the Agreement will be $3,000 per financial report.

PAYMENT

The above fees will be paid by the Funds within thirty (30) days following receipt of the respective billing notice, except for any fees or expenses which are subject to good faith dispute. In the event of such a dispute, the Funds may only withhold that portion of the fee or expense subject to the good faith dispute. A Fund shall notify State Street in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith. If the Fund does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Fund. The Fund shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

This fee schedule is effective upon commencement of operations and shall remain in effect until February 2003. The agreement will continue from year after year thereafter until it is revised as a result of negotiations initiated by either party.

THE CREDIT SUISSE FUNDS LISTED ON         STATE STREET BANK AND TRUST
SCHEDULE A                                COMPANY

BY:    /s/ Hal Liebes                     BY:    /s/ Alan D. Greene
       -----------------------------             --------------------------
NAME:  HAL LIEBES                         BY:    ALAN D. GREENE
TITLE: SECRETARY                          TITLE: EXECUTIVE VICE PRESIDENT
DATE:                                     DATE:

CREDIT SUISSE FUNDS
COMBINED FEE SCHEDULE


                                   SCHEDULE A

AUGUST 31 FISCAL YEAR END FUNDS ("AUGUST 31 FUNDS")

Credit Suisse European Equity Fund, Inc.
Credit Suisse Global Financial Services Fund, Inc.
Credit Suisse Global Health Sciences Fund, Inc.
Credit Suisse Global New Technologies Fund, Inc.
Credit Suisse Global Technology Fund, Inc.
Credit Suisse Institutional Fixed Income Fund, Inc.
Credit Suisse Institutional High Yield Fund, Inc.
Credit Suisse Institutional International Fund, Inc.
Credit Suisse Institutional U.S. Core Equity Fund, Inc.
Credit Suisse Municipal Bond Fund, Inc.
Credit Suisse Select Equity Fund, Inc.
Credit Suisse Short Duration Fund


OCTOBER 31 FISCAL YEAR END FUNDS ("OCTOBER 31 FUNDS")

Credit Suisse Balanced Fund, Inc.
Credit Suisse Capital Appreciation Fund
Credit Suisse Capital Funds
            Credit Suisse Blue Chip Fund
            Credit Suisse Large Cap Value Fund
            Credit Suisse Small Cap Value Fund
Credit Suisse Emerging Growth Fund, Inc.
Credit Suisse Emerging Markets Fund, Inc.
Credit Suisse Fixed Income Fund
Credit Suisse Global Fixed Income Fund, Inc.
Credit Suisse Global Post-Venture Capital Fund, Inc.
Credit Suisse Institutional Fund, Inc.
            Capital Appreciation Portfolio
            International Focus Portfolio
            Investment Grade Fixed Income Portfolio
            Large Cap Value Portfolio
            Select Equity Portfolio
            Small Cap Growth Portfolio
            Small Cap Value Portfolio
Credit Suisse International Equity Fund, Inc.
Credit Suisse International Focus Fund, Inc.
Credit Suisse International Small Company Fund, Inc.
Credit Suisse Investment Grade Bond Fund, Inc.
Credit Suisse Japan Growth Fund, Inc.
Credit Suisse Japan Small Cap Fund, Inc.
Credit Suisse New York Municipal Fund
Credit Suisse Opportunity Funds
            Credit Suisse High Income Fund
            Credit Suisse International Fund
            Credit Suisse Municipal Money Fund


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            Credit Suisse U.S. Government Money Fund
Credit Suisse Select Funds
            Credit Suisse Technology Fund
Credit Suisse Small Cap Growth Fund, Inc.
Credit Suisse Strategic Small Cap Fund, Inc.
Credit Suisse Strategic Value Fund, Inc.

DECEMBER 31 FISCAL YEAR END FUNDS ("DECEMBER 31 FUNDS")

Credit Suisse Cash Reserve Fund, Inc.
Credit Suisse Institutional Money Market Fund, Inc.
            Government Portfolio
            Prime Portfolio
Credit Suisse New York Tax Exempt Fund, Inc.
Credit Suisse Trust
            Blue Chip Portfolio
            Emerging Growth Portfolio
            Emerging Markets Portfolio
            Global Post-Venture Capital Portfolio
            Global Technology Portfolio
            High Yield Portfolio
            International Focus Portfolio
            Large Cap Value Portfolio
            Small Cap Growth Portfolio
            Small Cap Value Portfolio
            Strategic Small Cap Portfolio


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